SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               January 24, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)



                                 INFINITY, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


                                INFINITY, INC.
      -----------------------------------------------------------------
      (Exact Name of Small Business Issuer as Specified in its Charter)


           Colorado                                 84-1070066
-------------------------------       ------------------------------------
(State or Other Jurisdiction of       (IRS Employer Identification Number)
Incorporation or Organization)


                             211 West 14th Street
                            Chanute, Kansas 66720
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (620) 431-6200
               ------------------------------------------------
               (Issuer's Telephone Number, Including Area Code)
















ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On January 24, 2002, Infinity, Inc. (the "Registrant"), engaged Ehrhardt, Keefe, Steiner & Hottman, P.C. as its independent accountants for the transition period ended December 31, 2001. Also on January 24, 2002, Sartain Fischbein & Co. was dismissed as the Registrant's independent accountants.

     (b) Sartain Fischbein & Co.'s reports on the Registrant's financial statements for the fiscal years ended March 31, 2001 and 2000, contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles.

     (c) The Registrant's audit committee did not separately consider the decision to engage Ehrhardt, Keefe, Steiner & Hottman, P.C., but each member of the audit committee approved the decision.

     (d) In connection with the prior audits for the fiscal years ended March 31, 2001 and 2000, and from March 31, 2001 to January 25, 2002 there have been no disagreements with Sartain Fischbein & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Ehrhardt, Keefe, Steiner & Hottman, P.C. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Sartain Fischbein & Co. review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. That letter is filed herewith as Exhibit 16.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Sartain Fischbein & Co.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     INFINITY, INC.



Dated: January 29, 2002              By:/s/ Stanton E. Ross
                                        Stanton E. Ross, President